Exhibit 10.1

EQUITY TRANSFER AGREEMENT MEIXIN INSTITUTIONAL FOOD DEVELOPMENT CO., LTD. This Equity Transfer Agreement (this "Agreement") is entered into as of December 1 , 2025 (the "Effective Date"), by and between Nocera, Inc . , a Nevada corporation listed on The Nasdaq Capital Market (the "Seller"), and Yinuo Investment Consulting Co . , Limited, a limited company incorporated in Hong Kong and existing under the laws of Hong Kong (the "Buyer") . Seller and Buyer are sometimes referred to individually as a "Party" and collectively as the "Parties . " Seller currently holds, through contractual arrangements, eighty percent ( 80% ) of the variable interest entity equity interests of Meixin Institutional Food Development Co . , Ltd . , a Taiwan corporation engaged in the food processing and catering business ("Meixin") . NOW, THEREFORE, the Parties agree as follows : 1. Sale and Transfer of Equity Interests . Seller hereby sells, assigns, transfers, and conveys to Buyer, and Buyer hereby purchases and accepts from Seller, all of Seller's right, title, and interest in and to 80 % of Seller's VIE equity interests in Meixin (the "Equity Interests"), free and clear of all liens, pledges, encumbrances, and adverse claims . The transfer includes the assignment of all contractual rights forming the VIE structure through which Seller exercises control and receives economic benefits from Meixin, including any equity pledge agreements, exclusive business cooperation agreements, powers of attorney, or related instruments . 2. Consideration . As consideration for the Equity Interests, Buyer shall pay to Seller an aggregate purchase price of Four Hundred Twenty Thousand U . S . Dollars (US $ 420 , 000 ) (the "Transaction Amount") . The payment mechanics, form of consideration, and delivery instructions for the Transaction Amount shall be as agreed between the Parties and set forth in the closing deliverables . 3. Closing . The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the date mutually agreed by the Parties (the "Closing Date"), either in person or by electronic exchange of executed documents . At the Closing, Seller shall deliver all transfer instruments, VIE assignment documents, corporate approvals, and any government filings necessary to effectuate the transfer of the Equity Interests . Buyer shall deliver the Transaction Amount and all authorizations required under its governing documents . 4. Seller's Representations and Warranties . Seller represents and warrants that it owns the eighty percent ( 80% ) VIE interest in Meixin, free and clear of all liens and encumbrances, that Seller has all requisite corporate power and authority to enter into this Agreement, that the execution and performance of this Agreement have been duly authorized, that this

Agreement constitutes a legal, valid, and binding obligation of Seller, and that the VIE agreements relating to Meixin are valid, enforceable, and in full force and effect. 5. Buyer's Representations and Warranties . Buyer represents and warrants that it has full corporate power and authority to enter into and perform this Agreement, that this Agreement constitutes a legal, valid, and binding obligation of Buyer, and that Buyer possesses, or will possess as of the Closing, the financial capacity to deliver the Transaction Amount . 6. Covenants of the Parties . Seller shall cause Meixin to operate in the ordinary course of business between the Effective Date and the Closing . Each Party shall execute and deliver all further documents, instruments, and assurances reasonably required to carry out the purposes of this Agreement, including documents required by Taiwanese or U . S . authorities . Seller shall prepare and make any filings required under applicable U . S . securities laws or Nasdaq rules in connection with the disposition . 7. Conditions to Closing . The obligations of each Party to consummate the Closing are conditioned upon the execution and delivery of all required transfer instruments, completion of all VIE assignment documentation, and delivery of the Transaction Amount . The Parties may mutually agree to additional conditions in writing . 8. Indemnification . Seller shall indemnify Buyer from any losses arising out of any breach of Seller's representations, warranties, or covenants or from any liabilities of Meixin arising prior to the Closing . Buyer shall indemnify Seller for any losses arising out of Buyer's breach of this Agreement or from Buyer's operation or ownership of Meixin after the Closing . The indemnification obligations set forth in this Section shall survive the Closing . 9. Termination . This Agreement may be terminated by mutual written agreement of the Parties or by either Party if the Closing has not occurred by a date to be mutually agreed by the Parties, provided that the terminating Party is not itself in material breach of this Agreement . 10. Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict - of - law principles . 11. Notices . All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally, sent by reputable overnight courier, or emailed to the addresses or email contacts designated by the Parties .

12. Entire Agreement ; Amendments . This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof No amendment or modification shall be effective unless in writing and signed by both Parties . 13. Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be deemed an original . [ Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER
NOCERA, INC.
By: ______________________________
Name: Song-Yuan Teng
Title:Director

BUYER
Yinuo Investment Consulting Co., Limited
By: ______________________________
Name:Chen Yi-Qi
Title: Director

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